UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 2, 2022 (Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or Other Jurisdiction of Incorporation)	(Commission File No)	(IRS Employer Identification Number)

1015 Third Avenue, Seattle, Washington		98104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 674-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EXPD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on February 20, 2022, Expeditors International of Washington, Inc. (the “Company”) determined that it was the target of a cyber-attack and, upon discovering the incident, the Company shut down most of its operating systems globally to manage the safety of our overall global systems environment.

In keeping with its business continuity plans, the Company is making progress in returning to normal operations. The Company’s workforce is now handling shipments and providing services across most products and expanding recovery across its locations. The Company is incurring significant expenses to incorporate business continuity systems and to investigate, remediate and recover from this cyber-attack. The Company expects to continue to incur higher cybersecurity expenses in the future. While the Company has partially resumed operations and expects to bring additional systems online, at this time the Company is unable to estimate when it will resume full operations. The Company expects that the impact of the prior shutdown and the ongoing impacts of the cyber-attack will have a material adverse impact on its business, revenues, expenses, results of operations, cash flows and reputation. At this early stage, the Company is unable to estimate the ultimate direct and indirect financial impacts of this cyber-attack.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

March 2, 2022	/s/ BRADLEY S. POWELL
Bradley S. Powell,
Senior Vice President and Chief Financial Officer